UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2020

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55167	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55349
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PETV	OTCQB

Item 1.01	Entry into a Material Definitive Agreement

Effective October 15, 2020 PetVivo Holdings, Inc., a Nevada corporation (“Company”) entered into a note conversion agreement with David B. Masters in which he agreed to convert his Promissory Note having an outstanding principal amount of $192.500 plus a conversion fee of $3,500 into units (the “Units”) consisting of one share of the Company’s common stock and one warrant to purchase one share of Common Stock, as part of the Company’s contemplated public offering of Units facilitated by ThinkEquity, a division of Fordham Financial Management, Inc. The number of Units to be issued pursuant to the conversion of the Note shall be determined by dividing the conversion amount of $196,000 by the per Unit price at which the Company sells Units in the public offering on the date of the closing of the public offering.

The Company regards this as a substantial and material debt settlement agreement that is a significant benefit to its current financial position, as well as to its future ability to finance the planned operations and projected commercial growth of its business.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Note Conversion Agreement dated as of October 15, 2020 by and between Pet Vivo Holdings, Inc. and David B. Masters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: October 26, 2020	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer